UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

Travelzoo Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50171 (Commission File Number)	36-4415727 (I.R.S. Employer Identification Number)

590 Madison Avenue, 21st Floor, New York, New York 10022 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 521-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2007, Travelzoo (Europe) Limited, a wholly-owned subsidiary of Travelzoo Inc. (“Travelzoo Europe”) entered into an Amendment to the Service Agreement with Christopher Loughlin, dated May 16, 2005, as amended on July 12, 2006. Mr. Loughlin is the Executive Vice President, Europe. The amendment extends the term of Mr. Loughlin's employment through June 30, 2010 and increases Mr. Loughlin's base salary by 4% effective on July 1, 2007. The amendment also amends certain terms of the Annual Bonus Plan set forth in the Service Agreement.

A copy of the Amendment to Service Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The description of the Amendment to Service Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC. (Registrant)

Date: August 15, 2007	By:	/s/ Wayne Lee
Wayne Lee
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amendment to Service Agreement between Travelzoo (Europe) Limited and Christopher Loughlin dated as of August 13, 2007